Exhibit 7.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-l(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Date: June 18, 2026

Ching-Dong Wang

By:	/s/ Ching-Dong Wang
	Name:	Ching-Dong Wang

SL Science Holding Limited

By:	/s/ Ching-Dong Wang
	Name:	Ching-Dong Wang
	Title:	Director

SL Link Co., Ltd.

By:	/s/ Ching-Dong Wang
	Name:	Ching-Dong Wang
	Title:	Chairman and Chief Executive Officer